Exhibit 99.2

FOR IMMEDIATE RELEASE

Timberline Resources Announces Lookout Mountain Joint Venture Agreement

Coeur d’Alene, Idaho – July 11, 2019 – Timberline Resources Corporation (OTCQB: TLRS; TSX-V: TBR) (“Timberline” or the “Company”) announces that, further to its news release of May 9, 2019, it has entered into a joint venture with PM&Gold Mines, Inc. (“PM&G” and together with Timberline, the “JV Partners”) whereby the JV Partners formed a limited liability company to conduct operations on the Company’s Lookout Mountain Project in Nevada (the “Project”) pursuant to a limited liability company agreement (the “Agreement”) . Pursuant to the Agreement, PM&G can earn an initial 51% interest in the project, which is located on the southern end of the Battle Mountain-Eureka Trend, by expending US$6 million on exploration and development over a 2-year period, as further described below.

In connection with the Agreement and subject to TSX Venture Exchange approval, further to Timberline’s February 8, 2019 news release announcing a US$500,000 non-brokered private placement of Timberline units at a price of US$0.08 per unit (the “Offering”), PM&G has subscribe for a 4.99% ownership position in the Company under the Offering. Pursuant to additional Offering subscriptions received, the Company expects to close the Offering on a fully subscribed basis immediately following TSX Venture Exchange approval of the Offering and Agreement.

Lookout Mountain Joint Venture Agreement

Under the Agreement, PM&G will initially fund exploration and development activities in two stages.  Timberline will contribute the claims that constitute the Lookout Mountain project and adjacent historical Oswego Mine area (the “Project”) to the joint venture.  Timberline will manage the joint venture at least through the initial US$6 million Stage I investment.  PM&G has the right to manage the Stage II activities.

Steven Osterberg, Timberline’s President and CEO, stated, “This well-funded joint venture allows us to advance the Lookout Mountain Project at minimal dilution.  Phase I work will begin in Q3/19 and includes an aggressive drilling program to target expansion of known high-grade Carlin-style gold mineralization.”

Stage I: Earn 51%:  PM&G can earn an initial 51% interest by expending US$6 million on certain exploration expenses over a 2-year period. Work will focus on the near-surface oxide and deeper high-grade gold mineralization to identify near term production potential, which the Company proposes to use to develop an updated gold resource estimate prepared in accordance with National Instrument 43-101.  This exploration will also test for expansion of gold mineralization outside the existing defined resource.

Stage II:  After completion of Stage I, Timberline may elect to participate at 49% on a pro rata basis. If Timberline elects not to fund Stage II exploration, PM&G can elect to earn a 70% interest in the Project by funding completion of a feasibility study prepared in accordance with National Instrument 43-101 within 3 years, and Timberline can exercise this option if PM&G elects not to. If neither party elects to exercise the 70% option, subsequent expenditures would be on a pro rata basis unless either party exercises the options described below.

Options:

Following completion of its initial (Stage I) US$6M contribution in years 1 and 2, PM&G may elect not to proceed with its Stage II obligations, and instead may elect to relinquish its interest in the joint venture in exchange for (i) a 10% net profit interest or (ii) a 2% net smelter royalty.

Following completion of PM&G’s Stage II contributions, Timberline may elect to relinquish its interest in the joint venture in exchange for (i) a 10% net profit interest or (ii) a 2% net smelter royalty.

Mutual Right of First Refusal (“ROFR”): The Agreement includes a standard mutual ROFR pursuant to which either JV Partner will have the right to acquire the other partner’s interest before that interest may be conveyed to a third party on terms no less favourable to the purchasing JV Partner than those proposed to the third party.

The completion of the joint venture as contemplated under the Agreement is subject to certain conditions, including receipt of all necessary regulatory approvals.

Lookout Mountain Gold Mineralization

The Lookout Mountain project lies within Timberline’s 23 square-mile Eureka property which is strategically located within the greater Eureka Mining District (see a detailed description and maps at http://timberlineresources.co/projects/). Lookout Mountain is a large “Carlin-style” gold-system with a defined gold resource (see Updated Technical Report on the Lookout Mountain Project, MDA, Effective March 1, 2013, Filed on SEDAR April 12, 2013) and drill-indicated mineralization which extends over a north-south trend of approximately 3 miles (~ 5 km).  High-grade gold mineralization near the historical open pit occurs on a northwest-southeast trend within the resource area and includes 17 intercepts ranging from 0.136 ounces gold per ton (“opt”) to 2.250 opt gold (Table 1) (see press release dated July 10, 2018 at http://timberlineresources.co/press-releases).  The mineralization is associated with extensive zones of fault breccias, as well as variably carbonaceous collapse-breccias, and with orpiment and realgar (arsenic sulfides) (Figure 1) which are commonly found in many major Carlin-style gold deposits.

Table 1.    Representative High Grade Gold Drill Intercepts from the Lookout Mountain Deposit

Drill Hole	From (feet)	Length (feet)(1)	Gold (opt)(2)	From (meters)	Length (meters)(1)	Gold (g/t) (2)
BH05-01	270	65	0.344	82.3	19.8	11.79
including	275	25	0.641	83.8	7.6	21.98
BH05-03	193	3	2.250	58.8	0.9	77.14
BH06-02	445	27	0.364	135.7	8.2	12.48
BH06-07	406	92	0.217	123.8	28.0	7.44
BH06-13	148	3	1.47	45.1	0.9	50.40
BR-19	220	15	0.323	67.1	4.6	11.07
BR-19	385	75	0.283	117.4	22.9	9.70
BR-26	440	20	0.323	134.1	6.1	11.07
RTR-134	415	55	0.345	126.5	16.8	11.83
RTR-180	365	10	0.345	111.3	3.0	11.83
RTR-181	365	15	0.197	111.3	4.6	6.75
RTR-258	500	10	0.430	152.4	3.0	14.74
BHSE-126C	31	15	0.967	9.5	4.6	33.15

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BHSE-151C	506	8.6	1.023	154.3	2.6	35.07
BHSE-152	1,030	10	0.165	314.0	3.0	5.66
BSE-171	1,020	10	0.230	311.0	3.0	7.89
BHSE-172	900	40	0.136	82.3	19.8	11.79

(3)Drill thickness - True widths of drill intercepts have not been determined

(2)opt: oz gold / ton; g/t: grams/tonne

(3)See press releases dated July 10, 2018 at http://timberlineresources.co/press-releases) and Updated Technical Report on the Lookout Mountain Project, MDA, Effective March 1, 2013, Filed on SEDAR April 12, 2013

Timberline’s current gold resource estimate (Table 2) at Lookout Mountain, which was prepared by Mine Development Associates (“MDA”) of Reno, Nevada, includes:

Table 2. Lookout Mountain Gold Resource(1)(2)(3)
Resource Category	Tons	Tonnes	Gold (opt)	Gold (g/t)	Gold Ounces
Measured	3,043,000	2,761,000	0.035	1.20	106,000
Indicated	25,897,000	23,493,000	0.016	0.55	402,000
Measured & Indicated	28,940,000	26,254,000	0.018	0.62	508,000

Inferred	11,709,000	10,622,000	0.012	0.41	141,000

Notes:

1)0.006 opt (0.21 g/t) cut-off applied to oxidized material to capture mineralization potentially available to open pit extraction and heap leach processing.  0.030 opt (1.03 g/t) cut-off applied to unoxidized material to capture mineralization potentially available to open pit extraction and lower heap leach recoveries or sulfide processing.

2)Rounding may cause apparent discrepancies.

3)Refer to Updated Technical Report on the Lookout Mountain Project, MDA, effective March 1, 2013, Filed on SEDAR April 12, 2013.

The full MDA resource estimate with various cut-off grades can be seen at http://timberlineresources.co/wp-content/uploads/2015/07/LookoutMt_-43-101_2013.pdf.

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Figure 1.  High-Grade Gold Mineralized Drill Core from Lookout Mountain showing Collapse Breccia including Arsenic-sulfdes (Realgar (red) and Orpiment (yellow)).

2.5 opt

BH05-3: 195′

0.51 opt

BH06-2: 456′

3.6 opt

BH06-13: 150′

0.15 opt

BHSE-172: 901′

About Timberline Resources

Timberline Resources Corporation is focused on advancing district-scale gold exploration and development projects in Nevada. These include its 23 square-mile Eureka property, comprising the Lookout Mountain, Windfall, and Oswego projects which lie along three separate structural-stratigraphic trends defined by distinct geochemical gold anomalies, as well as being operator of both the Paiute joint venture project with a subsidiary of Barrick Gold, and the Elder Creek joint venture with McEwen Mining.  All of these properties lie on the prolific Battle Mountain-Eureka gold trend.  Timberline also controls the Seven Troughs property in Northern Nevada, which is one of the state's highest-grade former producers.   Timberline has increased its owned and controlled mineral rights in Nevada to over 43 square miles (27,500 acres).  Detailed maps and NI 43-101 estimated resource information for the Eureka property may be viewed at http://timberlineresources.co/.

Timberline is listed on the OTCQB where it trades under the symbol "TLRS" and on the TSX Venture Exchange where it trades under the symbol "TBR".

Steven Osterberg, Ph.D., P.G., Timberline’s President and Chief Executive Officer, is a Qualified Person as defined by National Instrument 43-101 and has reviewed and approved the technical contents of this release.

Forward-looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and

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Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company's expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties.  These statements include but are not limited to statements regarding the intended Agreement and the joint venture contemplated thereby, anticipated exploration and potential of the Project, completion of the Offering, and the size of the Company’s owned and controlled mineral rights.  When used herein, the words "anticipate," "believe," "estimate," “upcoming,” "plan," “target”, "intend" and "expect" and similar expressions, as they relate to Timberline Resources Corporation, its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company's actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, risks related to changes in the Company’s business resulting in changes in the use of proceeds, and other such factors, including risk factors discussed in the Company's Annual Report on Form 10-K for the year ended September 30, 2018.  Except as required by law, the Company does not undertake any obligation to release publicly any revisions to any forward-looking statements.

Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For Further Information Please Contact:

Steven A. Osterberg

President and CEO

Tel:   208-664-4859

E-mail:  info@timberline-resources.com

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